Exhibit 4.2

PHILLIPS 66

Floating Rate Notes due 2019

Floating Rate Notes due 2020

Fully and Unconditionally Guaranteed by

PHILLIPS 66 COMPANY

Two series of Securities are hereby established pursuant to Section 2.01 of the Indenture, dated as of April 21, 2017 (the “Indenture”), among Phillips 66, as issuer (the “Company”), Phillips 66 Company, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as follows:

1.    Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

2.    The title of the Floating Rate Notes due 2019 shall be “Floating Rate Notes due 2019” (the “2019 Notes”) and the title of the Floating Rate Notes due 2020 shall be “Floating Rate Notes due 2020” (the “2020 Notes” and, together with the 2019 Notes, the “Notes”).

3.    The limit upon the aggregate principal amount of the 2019 Notes and the 2020 Notes that may be authenticated and delivered under the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07, 9.05 or 11.07 of the Indenture and except for any Notes of such series which, pursuant to Section 2.04 or 2.17 of the Indenture, are deemed never to have been authenticated and delivered thereunder) is $300,000,000 and $300,000,000, respectively; provided, however, that the authorized aggregate principal amount of the Notes of each series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that if any such additional Notes are not fungible for United States federal income tax purposes with Notes previously issued, such additional Notes will have a different CUSIP number than the Notes previously issued.

4.    The Notes of each series shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Global Notes”). The Depository Trust Company and the Trustee are hereby designated as the Depositary and the Security Custodian, respectively, for the Global Notes under the Indenture.

5.    The Notes of each series and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Form of Note”).

6.    The maturity date on which the principal of the 2019 Notes and the 2020 Notes is payable shall be April 15, 2019 and April 15, 2020, respectively.

7.    The Notes will bear interest at a floating rate of interest from April 21, 2017 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for. The per annum interest rate for the period from April 21, 2017 to but not including the first Interest Payment Date (as defined below) will be equal to LIBOR on April 19, 2017, plus 65 basis points in the case of the 2019 Notes and 75 basis points in the case of the 2020 Notes (each such rate for the applicable series of Notes, the “Initial Interest Rate”). Following the initial Interest Period, the per annum interest rate on the Notes for each subsequent Interest Period shall be equal to LIBOR as determined on the related LIBOR Determination Date, plus 65 basis points in the case of the 2019 Notes and 75 basis points in the case of the 2020 Notes. The interest rate applicable to any day in a given Interest Period shall be either the Initial Interest Rate or the interest rate as reset on the LIBOR Determination Date immediately preceding the first day of such Interest Period.

Set forth below is a summary of certain of the defined terms used for purposes of determining the interest rate payable on the Notes.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in any of The City of New York, New York, Houston, Texas or a place of payment are authorized or required by law or executive order to close.

“Interest Period” means the period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the initial Interest Period, which shall be the period from, and including, April 21, 2017 to, but excluding, the Interest Payment Date occurring on July 17, 2017 (the next succeeding Business Day after July 15, 2017).

“LIBOR” means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the applicable LIBOR Determination Date that appears on Reuters Page LIBOR 01 as of 11:00 a.m., London time, on such LIBOR Determination Date. If Reuters Page LIBOR 01 does not include such a rate or is unavailable on a LIBOR Determination Date, the Issuer shall request the principal London office of each of four major banks in the London interbank market, as selected by the Issuer, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of U.S. dollars for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such offered quotations are so provided, the LIBOR rate for the Interest Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Issuer shall request each of three major banks in New York City, as selected by the Issuer, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such rates are so provided, the LIBOR rate for the Interest Period shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the LIBOR rate for the Interest Period shall be the rate in effect with respect to the immediately preceding Interest Period.

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“LIBOR Determination Date” means, with respect to an Interest Period, the London Banking Day that is two London Banking Days prior to the first day of such Interest Period.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Reuters Page LIBOR 01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

Interest is payable on the Notes quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”). The initial Interest Payment Date shall be July 17 , 2017 (the next succeeding Business Day after July 15, 2017). The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the applicable series of Notes outstanding on such day. The amount of interest to be paid on the Notes for each Interest Period shall be calculated by adding such Daily Interest Amounts for each day in such Interest Period.

If any Interest Payment Date, other than the maturity date of the Notes, falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date. If any such Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the amount of interest for the relevant Interest Period shall be adjusted accordingly.

The interest payable on the Notes on any Interest Payment Date, subject to certain exceptions, shall be paid to the person in whose name the Notes are registered at the close of business on the 15th calendar day, whether or not a Business Day, immediately preceding the applicable Interest Payment Date; however, interest payable at maturity shall be paid to the person to whom principal is payable.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

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Notwithstanding the foregoing, the interest rate on a series of Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Trustee initially will act as the Calculation Agent in respect of the Notes. The Calculation Agent will, upon the written request of any holder of Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantor and the Holders of the Notes.

8.    No Additional Amounts with respect to the Notes shall be payable. The date from which interest shall accrue for the Notes of each series shall be April 21, 2017.

9.    The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55479 and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by wire transfer to an account in the continental United States or check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

10.    The Notes of each series are subject to redemption, in whole or in part, beginning on April 23, 2018 and at any time thereafter, at the option of the Company, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes of that series to be redeemed. Upon any redemption, the Company shall pay accrued and unpaid interest on the Notes being redeemed to, but not including, the Redemption Date. Any Notes exchanged for Exchange Notes as provided below will no longer be redeemable by the Company, and instead the Exchange Notes (as defined below) will be redeemable by the Exchange Notes Issuer (as defined below). Unless there is a default in payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

11.    Subject to certain conditions set forth in the Indenture, the Company may cause one or more Eligible Exchange Notes Issuers (as defined below) to issue one or more series of Exchange Notes (as defined below) for all or a portion of each series of Notes or the Exchange Notes outstanding, in one transaction or a series of successive transactions, without the consent of the Holders of the Notes or the Exchange Notes. The form and terms of the Exchange Notes shall be identical to those of the Notes being exchanged except for: the date from which interest accrues, the issuer and guarantors of the Exchange Notes, the minimum denomination of the Exchange Notes, any CUSIP number for the Exchange Notes and the right of the Exchange Notes Issuer to redeem such Exchange Notes as further specified in the Indenture. No issuance of Exchange Notes in respect of a series of Notes pursuant to an exchange shall be in an amount less than $150.0 million aggregate principal amount.

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Each of the Guarantor, PDI, and Phillips 66 Partners is an Eligible Exchange Notes Issuer. However, any issuance of Exchange Notes by the Guarantor or PDI may only be made as part of a series of transactions pursuant to which Phillips 66 Partners shall issue Exchange Notes immediately following the successive issuances of Exchange Notes by the Guarantor and PDI.

If fewer than all of the Notes of a series are to be exchanged, the Notes to be exchanged shall be selected not more than 60 days prior to the Exchange Date, from the Notes outstanding on a pro rata basis. Notice of an exchange shall be given not less than 5 Business Days nor more than 60 days before the Exchange Date to Holders of the Notes to be exchanged. Notes called for exchange must be surrendered to the Paying Agent on the Exchange Date to collect accrued and unpaid interest on the Notes to be exchanged and to receive the Exchange Notes. For any Holder that holds Notes that are exchanged in part, a new security or securities of the same series of the Notes surrendered for exchange but having a new CUSIP number shall be delivered to the Holder in exchange for the unexchanged portion of the principal of the Notes so surrendered that is not exchanged. In connection with any partial exchange, the Company shall reduce the minimum denomination of the applicable series of Notes to $1.00 with integral multiples of $1.00 in excess thereof, and the minimum denomination of the Exchange Notes also will be $1.00, with integral multiples of $1.00 in excess thereof. If a Holder would receive an amount of less than $1.00 in respect of its existing notes or Exchange Notes, such amounts shall be rounded to the nearest $1.00 (with $0.50 being rounded upwards).

Set forth below is a summary of certain of the defined terms used for purposes of the exchange of a series of Notes.

“Eligible Exchange Notes Issuer” means each of the Guarantor, PDI and Phillips 66 Partners.

“Exchange Date” means the date established by the Company for an exchange of Notes for Exchange Notes.

“Exchange Notes” means a series of notes issued by an Exchange Notes Issuer in exchange for all or a portion of a previously issued series of Notes or Exchange Notes.

“Exchange Notes Issuer” means the applicable Eligible Exchange Notes Issuer.

“Issuer” means (i) with respect to the Notes, the Company, and (ii) with respect to the Exchange Notes, the applicable Exchange Notes Issuer.

“PDI” means Phillips 66 Project Development, Inc., a Delaware corporation and a wholly owned subsidiary of the Guarantor.

“Phillips 66 Partners” means Phillips 66 Partners LP, a Delaware limited partnership.

12.    The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

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13.    The initial offering and sale of the Notes shall not be registered under the Securities Act or any state securities laws. The Notes shall be offered in reliance upon Rule 144A and Regulation S promulgated under the Securities Act. The Notes shall be entitled to the benefit of Section 4.03(b) of the Indenture (and accordingly constitute Rule 144A Securities, as defined in the Indenture).

14.    For so long as any of the Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Company or the Issuer shall, if the Company or the Issuer is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish to any Holder or beneficial owner of such Notes, or to any prospective purchaser of such Notes designated by such Holder or beneficial owner, in each case upon the written request of such Holder, beneficial owner or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

15.    Notes of each series initially sold to “qualified institutional buyers” (as defined in Rule 144A) (“QIBs”) in the United States in reliance on Rule 144A under the Securities Act (the “Rule 144A Notes”) shall be issued in the form of one or more permanent Global Securities of such series, without interest coupons, including appropriate legends as set forth herein (the “Rule 144A Global Notes” of such series), deposited with the Trustee, as Security Custodian for the Depositary. Notes of each series initially sold to non-U.S. persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act (the “Regulation S Notes”) shall be issued in the form of one or more permanent Global Securities of such series, without interest coupons, including appropriate legends as set forth herein (the “Regulation S Global Notes” of such series and together with the Rule 144A Global Notes of such series, the “Global Notes”), deposited with the Trustee, as Security Custodian for the Depositary.

16.    (a) Except as permitted by Section 16(b) or Section 17(c) hereof, each Global Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the following legend (the “Private Placement Legend”) and shall be subject to the transfer restrictions set forth therein (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE

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LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(b)    Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Company shall issue and, at the direction of the Company, the Trustee shall authenticate Registered Notes in exchange for Notes accepted for exchange in the Exchange Offer, which Registered Notes shall not bear the Private Placement Legend, and the Security Custodian shall rescind any restriction on the transfer of such Exchange Notes.

“Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, including any Registered Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to the initial Interest Payment Date and interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes and such Additional Notes may have different issuance prices, initial interest accrual dates or initial interest payment dates and may not have the benefit of any registration rights.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Registered Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on April 21, 2017 and any Notes issued in replacement thereof, but not including any Registered Notes issued in exchange therefor.

“Original Notes” means the Initial Notes and any Registered Notes issued in exchange therefor.

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“Registered Notes” means the Notes issued pursuant to the Indenture in exchange for, and up to an aggregate principal amount equal to, the Initial Notes or Initial Additional Notes of such series in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or Initial Additional Notes of such series (except that (i) such Registered Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Private Placement Legend (as defined in Section 16(a)), and (ii) the provisions relating to Additional Interest (as defined in Annex A hereto) will be eliminated).

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated April 21, 2017 among the Company, the Guarantor and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes or Exchange Notes, any registration rights agreements or joinder to the Registration Rights Agreement between the Company and the Initial Purchasers party thereto and, if applicable, the Exchange Notes Issuer of such Exchange Notes, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

17.    (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note prior to the expiration of the holding period applicable to sales of such Notes under Rule 144 of the Securities Act, and the Security Custodian shall refuse to register any transfer of such Notes not complying with the restrictions set forth in the Private Placement Legend and in this Section 17. In addition to the requirements set forth in Section 2.08 of the Indenture, Rule 144A Notes that are presented or surrendered for registration of transfer or exchange pursuant to Section 2.08 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Custodian may conclusively rely:

(i)    if such Notes are being delivered to the Security Custodian by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Annex B hereto);

(ii)    if such Notes are being transferred (1) to a QIB in accordance with Rule 144A, (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto);

(iii)    if such Notes are being transferred pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, certifications to that effect from such Holder (in substantially the form of Annex B and Annex C hereto) and an Opinion of Counsel to that effect if the Company or the Trustee so requests; or

(iv)    if such Notes are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Annex B hereto) and an Opinion of Counsel to that effect if the Company or the Trustee so requests.

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(b)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.08 of the Indenture and Section 16 and Section 17 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

(c)    If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Notes so issued shall not bear such legend. If Notes are issued upon the registration or transfer, exchange or replacement of Notes bearing the Private Placement Legend, or if a request is made to remove the Private Placement Legend on a Note, the Notes so issued shall bear the Private Placement Legend, or the Private Placement Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which may include an Opinion of Counsel of recognized standing licensed to practice law in the State of New York and experienced in matters involving the Securities Act, as may be reasonably required by the Company or the Trustee that neither the Private Placement Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S, that such Notes are not “restricted securities” within the meaning of Rule 144 or that such Notes were transferred pursuant to an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Private Placement Legend. If a Private Placement Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Private Placement Legend shall be reinstated.

(d)    Notwithstanding anything herein to the contrary, neither the Trustee nor the Security Custodian shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Security for a beneficial interest in the same Global Security.

18.    In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to the Indenture and the Notes, the Company and the Guarantor agree (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions related to the Indenture and the Notes (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax-related obligations under Applicable Tax Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Tax Law. The terms of this section shall survive the termination of the Indenture.

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Annex A

[FORM OF FACE OF SECURITY]

[FOR GLOBAL SECURITIES: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR RESTRICTED SECURITIES: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE

SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

PHILLIPS 66

[FLOATING RATE NOTE DUE 2019]

[FLOATING RATE NOTE DUE 2020]

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66 COMPANY

CUSIP No.

ISIN No.

No.	$

Phillips 66, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to                      or registered assigns, the principal sum of                      Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]1 on April 15, [2019] [2020].

Interest Payment Dates:	January 15, April 15, July 15 and October 15

Record Dates:	The close of business on the 15th calendar day, whether or not a Business Day, immediately preceding the applicable Interest Payment Date

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	To be included only if the Security is a Global Security

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

PHILLIPS 66

By:
Name:
Title:

By:
Name:
Title:

GUARANTEE

Phillips 66 Company, a Delaware corporation, unconditionally guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

PHILLIPS 66 COMPANY

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series

designated therein referred to in the within-

mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

PHILLIPS 66

[FLOATING RATE NOTE DUE 2019]

[FLOATING RATE NOTE DUE 2020]

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66 COMPANY

This Security is one of a duly authorized issue of [Floating Rate Notes due 2019] [Floating Rate Notes due 2020] (the “Securities”) of Phillips 66, a Delaware corporation (the “Company”).

1.    Interest. The Company promises to pay interest on the principal amount of this Security at a floating rate of interest, reset quarterly, from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for until maturity [and shall pay the Additional Interest payable pursuant to the Registration Rights Agreement referred to below. References herein to “interest” include any such Additional Interest then owing]. The Company will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. The per annum interest rate for the period from the issue date to but not including the first Interest Payment Date (as defined below) will be equal to LIBOR on April 19, 2017, plus [65][75] basis points (the “Initial Interest Rate”). Following the initial Interest Period, the per annum interest rate on the Securities for each subsequent Interest Period will be equal to LIBOR as determined on the related LIBOR Determination Date (as defined below), plus [65][75] basis points. The interest rate applicable to any day in a given Interest Period shall be either the Initial Interest Rate or the interest rate as reset on the LIBOR Determination Date immediately preceding the first day of such Interest Period. Interest on the Securities shall accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from April 21, 2017; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 17, 2017 (the next succeeding Business Day after July 15, 2017). The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. The amount of interest for each day that the Securities are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities outstanding on such day. The amount of interest to be paid on the Securities for each Interest Period shall be calculated by adding such Daily Interest Amounts for each day in such Interest Period.

If any Interest Payment Date, other than the maturity date of the Securities, falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day. If the maturity date of the Securities falls on a day that is not a Business

Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date. If any such Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the amount of interest for the relevant Interest Period shall be adjusted accordingly.

Set forth below is a summary of certain of the defined terms used for purposes of determining the interest rate payable on the Securities.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in any of The City of New York, New York, Houston, Texas or a place of payment are authorized or required by law or executive order to close.

“Interest Period” means the period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the initial Interest Period, which will be the period from, and including, April 21, 2017 to, but excluding, the Interest Payment Date occurring on July 17, 2017 (the next succeeding Business Day after July 15, 2017).

“LIBOR” means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the applicable LIBOR Determination Date that appears on Reuters Page LIBOR 01 as of 11:00 a.m., London time, on such LIBOR Determination Date. If Reuters Page LIBOR 01 does not include such a rate or is unavailable on a LIBOR Determination Date, the Issuer shall request the principal London office of each of four major banks in the London interbank market, as selected by the Issuer, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of U.S. dollars for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such offered quotations are so provided, the LIBOR rate for the Interest Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Issuer shall request each of three major banks in New York City, as selected by the Issuer, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such rates are so provided, the LIBOR rate for the Interest Period shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the LIBOR rate for the Interest Period shall be the rate in effect with respect to the immediately preceding Interest Period.

“LIBOR Determination Date” means, with respect to an Interest Period, the London Banking Day that is two London Banking Days prior to the first day of such Interest Period.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Reuters Page LIBOR 01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

2.    Additional Interest. If, under the terms of the Registration Rights Agreement dated April 21, 2017 among the Company, Phillips 66 Company, a Delaware corporation (the “Guarantor”), and Deutsche Bank Securities Inc., BNP Paribas Securities Corp., RBC Capital Markets, LLC and TD Securities (USA) LLC, a Registration Default occurs with respect to this Security, the interest rate on this Security shall be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum (any such interest being referred to herein as “Additional Interest”).

3.    Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined below), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by wire transfer to an account in the continental United States or check payable in such money mailed to a Holder’s registered address with respect to any Securities.

4.    Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”), the trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Company may act in any such capacity.

5.    Guarantee. Phillips 66 Company unconditionally guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

6.    Indenture. The Company issued the Securities under an Indenture, dated as of April 21, 2017 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are unsecured general obligations of the Company limited to $[300,000,000] $[300,000,000] in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided further, however, that the authorized aggregate principal amount of the Securities may be increased only if the additional Securities issued will be fungible with the original Securities for United States federal income tax purposes. The Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

7.    Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $1,000 and any integral multiples of $1,000 above such amount, subject to the terms of the issuance of Exchange Securities. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

8.    Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9.    Redemption. The Securities are subject to redemption, in whole or in part, beginning on April 23, 2018 and at any time thereafter, at the option of the Company, upon not less than 30 nor more than 60 days’ prior notice as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed. Upon any redemption, the Company shall pay accrued and unpaid interest on the Securities being redeemed to, but not including, the Redemption Date. Any Securities exchanged for Exchange Securities as provided below will no longer be redeemable by the Company, and instead the Exchange Securities will be redeemable by the Exchange Securities Issuer. Unless there is a default in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

10.    Issuance of Exchange Securities. Subject to certain conditions set forth in the Indenture, the Company may cause one or more Eligible Exchange Securities Issuers to issue one or more series of Exchange Securities for all or a portion of the Securities or the Exchange Securities outstanding, in one transaction or a series of successive transactions, without the consent of the Holders of the Securities or the Exchange Securities. The form and terms of the Exchange Securities shall be identical to those of the Securities being exchanged except for: the date from which interest accrues, the issuer and guarantors of the Exchange Securities, the minimum denomination of the Exchange Securities, any CUSIP number for the Exchange Securities and the right of the Exchange Securities Issuer to redeem such Exchange Securities as further specified in the Indenture. No issuance of Exchange Securities in respect of Securities pursuant to an exchange shall be in an amount less than $150.0 million aggregate principal amount.

Each of the Guarantor, PDI, and Phillips 66 Partners is an Eligible Exchange Securities Issuer. However, any issuance of Exchange Securities by the Guarantor or PDI may only be made as part of a series of transactions pursuant to which Phillips 66 Partners shall issue Exchange Securities immediately following the successive issuances of Exchange Securities by the Guarantor and PDI.

If fewer than all of the Securities are to be exchanged, the Securities to be exchanged shall be selected not more than 60 days prior to the Exchange Date, from the Securities outstanding on a pro rata basis. Notice of an exchange shall be given not less than 5 Business Days nor more than 60 days before the Exchange Date to Holders of the Securities to be exchanged. Securities called for exchange must be surrendered to the Paying Agent on the Exchange Date to collect accrued and unpaid interest on the Securities to be exchanged and to receive the Exchange Securities. For any Holder that holds Securities that are exchanged in part, a new security or securities having a new CUSIP number shall be delivered to the Holder in exchange for the unexchanged portion of the principal of the Securities so surrendered that is not exchanged. In connection with any partial exchange, the Company shall reduce the minimum denomination of the Securities to $1.00 with integral multiples of $1.00 in excess thereof, and the minimum denomination of the Exchange Securities also will be $1.00 with integral multiples of $1.00 in excess thereof. If a Holder would receive an amount of less than $1.00 in respect of its existing Securities or Exchange Securities, such amounts shall be rounded to the nearest $1.00 (with $0.50 being rounded upwards).

Set forth below is a summary of certain of the defined terms used for purposes of the exchange of a series of Securities.

“Eligible Exchange Notes Issuer” means each of the Guarantor, PDI and Phillips 66 Partners.

“Exchange Date” means the date established by the Company for an exchange of Securities for Exchange Securities.

“Exchange Securities” means a series of notes issued by an Exchange Notes Issuer in exchange for all or a portion of previously issued Notes or Exchange Notes.

“Exchange Securities Issuer” means the applicable Eligible Exchange Securities Issuer.

“Issuer” means (i) with respect to the Securities, the Company, and (ii) with respect to the Exchange Securities, the applicable Exchange Securities Issuer.

“PDI” means Phillips 66 Project Development, Inc., a Delaware corporation and a wholly owned subsidiary of the Guarantor.

“Phillips 66 Partners” means Phillips 66 Partners LP, a Delaware limited partnership.

11.    Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium (if any) on or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company, the Guarantor or any Exchange Securities Issuer under the Indenture in the case of the merger, consolidation or asset transfer permitted under the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to add to the covenants of the Company, any Exchange Securities Issuer or any Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company, any Exchange Securities Issuer or any Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to establish the form or terms of Securities of any series; (x) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture, provided that no interest of any Holders of Securities is adversely affected in any material respect; (xi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or (xii) to evidence and provide for the exchange of Existing Securities and the issuance and terms of the Exchange Securities in accordance with the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Indenture.

Without the consent of each Holder affected, the Company may not (i) reduce the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal of or premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture; (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (v) change any obligation of the Issuer or a Guarantor to pay Additional Amounts with respect to any Security; (vi) change the coin or currency in which any Security or any premium, interest or Additional Amounts with respect thereto is payable; (vii) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, except as provided in the Indenture; (viii) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or make any change in the provision for modification; or (ix) waive a continuing Default or Event of Default, each as defined in the Indenture, in the payment of principal of or premium (if any) or interest on the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

12.    Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities or any Additional Amounts with respect to any Security; (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company, any Exchange Securities Issuer or the Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities then outstanding; or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company, an Exchange Securities Issuer or the Guarantor. If

an Event of Default occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default by notice to the Company, the Guarantor and the Trustee, may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

13.    Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

14.    Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

15.    No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

16.    Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

18.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Phillips 66

2331 CityWest Blvd.

Houston, Texas 77042

Telephone: (281) 293-6600

Attention: Treasurer

SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

*	To be included only if the Security is a Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

Annex B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF NOTES

Re:	[Floating Rate Notes due 2019] [Floating Rate Notes due 2020] (the “Notes”) of Phillips 66 (the “Company”)

This Certificate relates to $         principal amount of Notes held in *         book-entry or *         definitive form by                      (the “Transferor”).

The Transferor has requested the Security Custodian by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the Transfer does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:*

☐	Such Note or beneficial interest is being acquired for the Transferor’s own account without transfer.

☐	Such Note or beneficial interest is being transferred to (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the Transfer is being made in reliance on Rule 144A; or (ii) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Annex C to the Board Resolution, Officers’ Certificate or Company Order setting forth the terms of the Notes pursuant to the Indenture).

☐	Such Note or beneficial interest is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act provided by Rule 144 or (ii) an effective registration statement under the Securities Act.

☐	Such Note or beneficial interest is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

*	Fill in blank or check appropriate box, as applicable.

B-1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

B-2

Annex C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

Re:	[Floating Rate Notes due 2019] [Floating Rate Notes due 2020] (the “Notes”) of Phillips 66 (the “Company”)

This Certificate relates to $         principal amount of Notes held in *         book-entry or *         definitive form by                      (the “Transferor”).

The Transferor has requested the Security Custodian by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”) for an interest in the Regulation S Global Note to be held with [Euroclear] [Clearstream] through the Depositary (in each case as defined in the Indenture related to the above-referenced Notes or the related Board Resolution, Officers’ Certificate or Company Order (each as defined in the Indenture)).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with such Indenture and Board Resolution, Officers’ Certificate or Company Order and that:

(a)	the offer of such Notes or beneficial interests was not made to a person in the United States or for the benefit of a person in the United States (other than an Initial Purchaser);

(b)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(c)	no directed selling efforts have been made by the Transferor in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), as applicable; and

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

*	Fill in blank or check appropriate box, as applicable.

C-1

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

C-2